SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2003

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5.	OTHER EVENTS

On December 2, 2003, Kulicke and Soffa Industries, Inc. (the “Company”) announced that it completed the private placement of $185 million of 0.5% Convertible Subordinated Notes due 2008 offered to qualified institutional investors. The Company granted the initial purchaser a 30-day option to purchase up to an additional $20 million principal amount of notes. A copy of the press release is filed as Exhibit 99.1 and incorporated in this report by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 2, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date:	December 5, 2003	By:	/s/ MAURICE E. CARSON
Maurice E. Carson,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 2, 2003